UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 25, 2007, the Company announced its preliminary results of operations for the third quarter of 2007. Included in these preliminary results is a net impairment charge expected to range from $13.0 to $15.0 million, or $0.27 to $0.31 per share net of taxes, stemming from the impairment of purchased receivables. The amount of the net impairment charge to be taken will be determined prior to the Company’s announcement of its final results of operations for the third quarter of 2007 on November 6, 2007. The Company concluded on October 23, 2007, that the net impairment charge should be taken in the third quarter of 2007, as required under generally accepted accounting principles in the United States. The Company expects more than 95 percent of the net impairment charge to relate to portfolios acquired in 2005 or earlier.
The Company reached the conclusion that the charge for the impairment of these assets is required because the net present value of the revised expected future cash flows on certain portfolios are less than the current carrying value for accounting purposes. The Company recently reviewed its estimates of future collections on (i) portfolios acquired in 2004 with significant remaining carrying values and (ii) all non-medical portfolios acquired in 2005 and 2006. As a result of this review, the Company revised downward its estimate of its future collections on many of its 2004 and 2005 portfolios of charged-off consumer receivables, leading to the Company’s expectation of the net impairment charge ranging from $13.0 to $15.0 million in the third quarter of 2007. There can be no assurance that further impairment charges with respect to these portfolios will not be required in future periods.
These impairment charges will not result in any future cash expenditures.
The estimated amounts of impairment charges constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. The actual amount of the impairment charges may differ from what has been estimated. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. There is a risk that as the Company completes its review and determination of the estimates, values and assumptions underlying the calculation of the amount of the net impairment charge and its preparation of the financial statements as of and for the periods ending September 30, 2007, it may determine that an additional impairment charge is necessary. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under a section titled “Risk Factors” or similar headings, and the Risk Factors discussed in the press release attached hereto as Exhibit 99.1, and the discussion regarding Risk Factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements, except to the extent required by applicable law.
On October 25, 2007, the Company issued a press release announcing its preliminary financial results for the three month period ended September 30, 2007, which include the impact of the impairment charges described above. The full text of the release is attached hereto as Exhibit 99.1 and incorporated by reference. Attached as Exhibit 99.2 is an internal communication with the Company’s employees. Attached as Exhibit 99.3 is a communication with the Company’s lenders.
Item 2.06. Material Impairments.
The information set forth in Item 2.02 above is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99.1	Press Release dated October 25, 2007, announcing the Company’s preliminary financial results for the quarter ended September 30, 2007.

99.2	Internal communication with Associates.

99.3	Communication with Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
October 25, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 25, 2007.

99.2	Internal communication with Associates.

99.3	Communication with Lenders.